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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TRUE RELIGION APPAREL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TRUE RELIGION APPAREL, INC.
2263 E. Vernon Avenue
Vernon, California 90058
(323) 266-3072

September 8, 2008

Dear Stockholder:

        Our Annual Meeting of stockholders will be held at our corporate headquarters located at 2263 E. Vernon Avenue, Vernon, California 90058, at 10:00 a.m., local time, on October 2, 2008. The formal notice for our Annual Meeting and our Proxy Statement are attached.

        Each of the proposals to be presented at our Annual Meeting is described in the attached notice of our Annual Meeting and Proxy Statement. We encourage you to carefully review our Proxy Statement, which discusses each of the proposals in more detail.

        Your vote is important. Whether or not you plan to attend the meeting, it is important that your shares of common stock be represented and voted at our Annual Meeting. Instructions on the enclosed proxy card will tell you how to cast your vote. The accompanying Proxy Statement explains more about proxy voting. Please read it carefully.

        We look forward to seeing you on October 2, 2008.

                      Sincerely,

                      Jeffrey Lubell
                      Chairman of the Board, Chief Executive Officer and Chief Merchant

TRUE RELIGION APPAREL, INC.
2263 E. Vernon Avenue
Vernon, California 90058
(323) 266-3072

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. local time on October 2, 2008
PLACE	2263 E. Vernon Avenue Vernon, California 90058
ITEMS OF BUSINESS	(1) To elect five members of the Board of Directors to serve for the ensuing year or until their successors are duly elected and qualified.
(2) To approve our Executive Cash Incentive Bonus Plan.
(3) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.
(4) To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
RECORD DATE	You can vote if, at the close of business on August 21, 2008, you were a holder of record of our common stock.
PROXY VOTING
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed proxy card or, if you hold your shares in street name, by accessing the World Wide Web site indicated on the voting instructions accompanying your proxy card to vote via the Internet.

September 8, 2008
Peter F. Collins Chief Financial Officer and Asst. Secretary

TRUE RELIGION APPAREL, INC.
2263 E. Vernon Avenue
Vernon, California 90058
(323) 266-3072

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 2, 2008

        These proxy materials are delivered in connection with the solicitation by the Board of Directors (referred to as the "Board") of True Religion Apparel, Inc., a Delaware corporation (referred to as the "Company," "we" or "us"), of proxies to be voted at our 2008 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments or postponements thereof.

        You are invited to attend the Annual Meeting on October 2, 2008 at our corporate headquarters located at 2263 E. Vernon Avenue, Vernon, California 90058, beginning at 10:00 a.m. local time.

        This Proxy Statement and form of proxy are being mailed to stockholders commencing on or about September 8, 2008. Our 2007 Annual Report, which is not part of the proxy solicitation materials, is also enclosed.

Q.
Who is entitled to vote at the Annual Meeting?

A.
Holders of record of our common stock at the close of business on August 21, 2008 are entitled to vote at the Annual Meeting, which we refer to as the "Record Date." As of the Record Date, there were 24,251,969 shares of our common stock outstanding and approximately 62 holders of record. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting.

Q.
What is the purpose of the Annual Meeting?

A.
At the Annual Meeting, stockholders will consider and vote upon the following matters:
•
Election of five directors to our Board of Directors;

•
Approval of our Executive Cash Incentive Bonus Plan;

•
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

•
Such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Q.
How does the Board of Directors recommend that I vote?

A.
Our Board of Directors recommends that you vote:
•
"FOR" the election of the Company's nominees to the Board of Directors;

•
"FOR" approval of our Executive Cash Incentive Bonus Plan; and

•
"FOR" ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008.

Q.
How can I vote my shares in person at the Annual Meeting?

A.
If your shares are registered directly in your name with the American Stock Transfer and Trust Company, our "Transfer Agent," you are considered the stockholder of record with respect to those shares and the proxy materials, including the proxy card, are being sent directly to you by the Company. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.

  Most of our stockholders hold their shares in street name through a broker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your broker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

Q.
How can I vote my shares without attending the Annual Meeting?

A.
Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that properly come before the Annual Meeting.

  A number of brokerage firms and banks offer Internet voting options. Specific instructions to be followed by owners of shares of common stock held in street name are set forth on the voting instruction card accompanying your proxy card. The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers that must be borne by the stockholder.

Q.
What happens if additional matters are presented at the Annual Meeting?

A.
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxies, Peter F. Collins and Michael F. Buckley, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q.
What happens if I do not give specific voting instructions?

A.
If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement, and, with respect to any other matters that properly come before the Annual Meeting, as the proxy holders may determine in their discretion.

  If you hold your shares through a broker, bank or other nominee and you do not provide your broker with specific voting instructions, your broker may vote your shares on routine matters, but not on non-routine matters. As a result:

  •
  Your broker may vote your shares without your instructions with respect to Item 1 (election of directors) and Item 3 (ratification of independent registered public accounting firm) because these matters are considered routine.

  •
  Your broker will not vote your shares without your instructions with respect to Item 2 (approval of our Executive Cash Incentive Bonus Plan) because this matter is considered non-routine.

  As the items of business to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes "FOR" the election of the Company's nominees to the Board of Directors and ratification of the Company's independent registered public accounting firm, but will NOT vote on Item 2 (approval of our Executive Cash Incentive Bonus Plan) without your instructions, which is referred to as "broker non-votes." In tabulating the voting result for any particular item, broker non-votes are not considered votes cast affirmatively or negatively on that item.

Q.
What happens if I abstain?

A.
For purposes of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.

Q.
What is the quorum requirement for the Annual Meeting?

A.
A majority of the Company's outstanding shares as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:
•
are present and vote at the Annual Meeting; or

•
properly submit a proxy card or vote over the Internet.

  Broker non-votes are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.

Q.
How can I change my vote after I return my proxy card?

A.
You can revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may do this by:
•
written notice to the Assistant Secretary of the Company;

•
timely delivery of a valid, later-dated proxy or a later-dated vote on the Internet; or

•
if you are a record holder, voting by ballot at the Annual Meeting.

Q.
What is the voting requirement to approve each of the items?

A.

Item 1—Election of directors	The persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected
Item 2—Approval of Executive Cash Incentive Bonus Plan	To be approved by the stockholders, this item must receive the affirmative "FOR" vote of a majority of the votes cast on this item at the Annual Meeting
Item 3—Ratification of appointment of independent registered public accounting firm	To be approved by the stockholders, this item must receive the affirmative "FOR" vote of a majority of the votes cast on this item at the Annual Meeting

Q.
Where can I find the voting results of the Annual Meeting?

A.
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and published in our Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2008.

Q.
How can I obtain a separate set of proxy materials?

A.
To reduce the expense of delivering duplicate proxy materials to our stockholders who may have more than one common stock account, we are delivering only one set of the 2007 Annual Report and the Proxy Statement to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the proxy materials for each of these stockholders. If you share an address with another stockholder and have received only one set of proxy materials, you may write or call us to request to receive a separate copy of these materials at no cost to you. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us to request future delivery of a single copy of these materials. You may contact us regarding these matters by writing or calling us at:

True Religion Apparel, Inc.
2263 E. Vernon Avenue
Vernon, California 90058
(323) 266-3072
Attn: Chief Financial Officer

Q.
Who pays for the cost of this proxy solicitation?

A.
We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

Q.
Can I access the Notice of Annual Meeting, Proxy Statement and 2007 Annual Report on the internet?

A.
The Notice of Annual Meeting, Proxy Statement and 2007 Annual Report are available on our website at http://investor.truereligionbrandjeans.com.

Q.
Is there a list of stockholders entitled to vote at the Annual Meeting?

A.
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices by contacting the Assistant Secretary of the Company.

Q.
What is the deadline to propose actions for consideration at next year's annual meeting?

A.
Any stockholder who intends to present a proposal at the 2009 annual meeting for inclusion in our Proxy Statement and proxy card relating to our 2009 annual meeting must submit his, her or its proposal to True Religion Apparel, Inc., c/o Office of Assistant Secretary, 2263 E. Vernon Avenue, Vernon, California 90058, by July 4, 2009. The rules and regulations of the U.S. Securities and Exchange Commission, which we refer to as the "SEC," provide that if the date of the Company's 2009 annual meeting is advanced or delayed more than 30 days from the date of the 2008 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2009 annual meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2009 annual meeting. Upon determination by the Company that the date of the 2009 annual meeting will be advanced or delayed by more than

  30 days from the date of the 2008 Annual Meeting, the Company will disclose that change in the earliest possible Quarterly Report on Form 10-Q.

  If a stockholder intends to present a proposal at our 2009 annual meeting, but does not intend to have it included in our Proxy Statement, the proposal must be delivered to our Secretary no earlier than June 4, 2009, and no later than July 4, 2009. If the date of our 2009 annual meeting is advanced or delayed by more than 30 days from the date of the 2008 Annual Meeting, the proposal must be delivered by the close of business on the tenth day following the day we publicly announce the date of our 2009 annual meeting. Furthermore, if a stockholder who presents a proposal (or a qualified representative of that stockholder) does not appear at the annual meeting of stockholders to present the proposal, the proposal will be disregarded, notwithstanding that proxies in respect of the proposal may have been received by the Company.

Q.
How do I recommend a candidate for election as a director?

A.
Stockholders who wish to recommend a candidate for election as a director at our 2009 annual meeting must submit their recommendations no earlier than June 4, 2009, and no later than July 4, 2009. Stockholders may recommend candidates for consideration by the Board of Directors' Nominating and Corporate Governance Committee by providing written notice to True Religion Apparel, Inc., c/o Office of Assistant Secretary, 2263 E. Vernon Avenue, Vernon, California 90058. The written notice must provide the candidate's name, age, business and residence addresses, biographical data, including principal occupation, qualifications, the number and class of our shares, if any, beneficially owned by the candidate, and all other information regarding candidates required by Section 14 of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," and the rules and regulations promulgated thereunder. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder recommendation. Any stockholder who wishes to recommend a nominee for election as director must also provide his, her or its name and address, the number and class of shares beneficially owned by the stockholder, a description of all arrangements or understandings relating to the nomination among the stockholder making the nomination, the proposed nominee and any other person or persons (including their names), and all other information regarding the stockholder required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Q.
How can I communicate with the Board of Directors?

A.
Stockholders may communicate with the Board of Directors by sending a letter to the Board of Directors of True Religion Apparel, Inc., c/o Office of Assistant Secretary, 2263 E. Vernon Avenue, Vernon, California 90058. Each communication must contain a clear notation indicating that it is a "Stockholder—Board Communication" or "Stockholder—Director Communication," and each communication must identify the author as a stockholder. The office of the Assistant Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The office of the Assistant Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

ITEM 1:    ELECTION OF DIRECTORS

        Our Board of Directors consists of five members, four of whom are independent within the director independence standards of the NASDAQ Global Market, or NASDAQ. On the recommendation of our Nominating and Governance Committee, we are proposing to re-elect all of the existing Board members. Consequently, at the Annual Meeting, a total of five directors will be elected to hold office until the 2009 annual meeting of stockholders and until their successors have been elected and qualified.

Vote Required

        The five director nominees receiving the most votes at the Annual Meeting will be elected. The Board recommends that you vote "FOR" the election of each of the nominees listed below.

        Unless otherwise instructed, the proxyholders will vote the proxies received by them for the five nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

        The Board proposes the election of the following nominees as directors:

Jeffrey Lubell G. Louis Graziadio, III Mark S. Maron	Joseph Coulombe Robert L. Harris, II

        If elected, the foregoing five nominees are expected to serve until the 2009 annual meeting of stockholders. The five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

        The principal occupation and certain other information about the nominees and certain executive officers and significant employees are set forth on the following pages.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

 DIRECTORS AND EXECUTIVE OFFICERS

        The following tables set forth certain information with respect to our directors, officers and significant employees. The following persons serve as our directors:

Directors	Age	Present Position
Jeffrey Lubell	52	Chairman of the Board
Joseph Coulombe	78	Director
G. Louis Graziadio, III	58	Director
Robert L. Harris, II	49	Director
Mark S. Maron	52	Director

        The following persons serve as our executive officers:

Executive Officers	Age	Present Position
Jeffrey Lubell	52	Chief Executive Officer and Chief Merchant
Michael F. Buckley	44	President
Peter F. Collins	44	Chief Financial Officer
Kelly Gvildys	45	Senior Vice President, Operations

        Our executive officers are appointed by and serve at the discretion of the Board. There are no family relationships between any director and any executive officer.

        Jeffrey Lubell, age 52, has served as our Chairman of the Board of Directors and our Chief Executive Officer since June 2003. Mr. Lubell is also Chief Executive Officer of our wholly owned subsidiary company, Guru Denim, Inc., a company founded by Mr. Lubell in November 2002. From 2001 to May 2002, Mr. Lubell was the President and Creative Director (Men's) of Hippie Jeans based in Commerce, California, where Mr. Lubell was responsible for creative design concepts and establishing and managing the company's presence at national and regional trade shows. From 1998 to 2001, Mr. Lubell was the Vice President and Creative Director of Jefri Jeans & Bella Dahl based in Los Angeles, California. From 1978 to 1998, Mr. Lubell was the President and CEO of Jeffrey Lubell Textiles, based in Los Angeles, California, a textile design and distribution firm that Mr. Lubell founded.

        Joseph Coulombe, age 78, has been a Director since May 2005. Mr. Coulombe has been engaged in independent management consulting since April 1995. Previously, he was employed in an executive capacity by several retailing and grocery businesses, and as an independent business consultant. From February 1995 to April 1995, Mr. Coulombe served as President and Chief Executive Officer of Sport Chalet, Inc., a sporting goods retailer. From February 1994 to January 1995, Mr. Coulombe served as Chief Executive Officer of Provigo Corp., a wholesale and retail grocer. Mr. Coulombe is the founder of Trader Joe's, a specialty food grocery chain, and served as its Chief Executive Officer from 1957 to 1989. Mr. Coulombe also serves as a member of the Board of Directors of Cost Plus, Inc.

        G. Louis Graziadio, III, age 58, has been a Director since May 2005. Mr. Graziadio is President and Chief Executive Officer of Second Southern Corp., the managing partner of Ginarra Partners, L.L.C., a closely-held California company involved in a wide range of investments and business ventures. He is also Chairman of the Board and Chief Executive Officer of Boss Holdings, Inc., a distributor of work and hunting gloves, rainwear, rain boots, industrial apparel, pet products and specialty merchandise. Mr. Graziadio is also currently a director of Acacia Research Corporation and Rosetta Resources Inc. From 1984 through 2000, Mr. Graziadio served as a director of Imperial Bancorp, parent company of Imperial Bank, a Los Angeles-based commercial bank acquired by Comerica Bank in January 2001. Mr. Graziadio, and companies with which he is affiliated, are significant shareholders in numerous private and public companies. Since 1978, Mr. Graziadio has been active in restructurings of both private and public companies, as well as corporate spin-offs and IPOs.

        Robert L. Harris, II, age 49, has been a Director since May 2005. Mr. Harris has served as President of Acacia Research Corporation since July 2000 and as a director since April 2000. Acacia Research Corporation is the holding company of Acacia Technologies, which develops and licenses intellectual property to the electronics and media industries. Mr. Harris was previously the President and Director of Entertainment Properties Trust from 1997 to July 2000.

        Mark S. Maron, age 52, has been a Director since May 2005. Since September 2005, Mr. Maron has been a principal with Birchmont Capital Advisors, LLC, a real estate private equity firm. Mr. Maron served as a Managing Director of investment banking in the Los Angeles office of Lehman Brothers, Inc. from 2000 to 2005. Previously, Mr. Maron was with Credit Suisse First Boston Corporation from 1983 to 2000 where he was responsible for managing the firm's western region investment banking effort and coverage of CSFB's financial institution clients in the western United States.

        Michael F. Buckley, age 44, became the President of our company on April 24, 2006. Prior to joining our company, from 2001 to 2005, Mr. Buckley was the President and Chief Executive Officer of Ben Sherman Group, Ltd's North America division until it was purchased by Oxford Industries. Ben Sherman is a UK-based apparel and footwear company involved in the wholesaling, retailing, licensing, manufacturing and importing of men's, women's and children's apparel, footwear and accessories. Prior to working at Ben Sherman, Mr. Buckley was a Vice President of Diesel Jeans U.S.A. from 1996 to 2001. In this role as Vice President, he oversaw all U.S.-based retail and financial operations of Diesel Jeans.

        Peter F. Collins, age 44, became the Chief Financial Officer of our company on March 26, 2007. Mr. Collins served as divisional vice president, corporate controller and principal accounting officer for Nordstrom, Inc. from 2004 to March 2007. From 2002 to 2004, Mr. Collins served in various financial roles with Albertson's, Inc., most recently as group vice president and controller. Prior to that, from 1998 until 2002, Mr. Collins was a partner with Arthur Andersen, serving clients in the healthcare, retail, distribution and manufacturing industries. Mr. Collins is a certified public accountant and holds a bachelor's degree in accounting from Santa Clara University.

        Kelly Gvildys, age 45, became the Senior Vice President, Operations of our company on March 17, 2008. Ms. Gvildys served as the vice president of production for Lucky Brand and the Group Vice President of Manufacturing for Liz Claiborne's West Coast Brands from September 2003 to January 2008.

FURTHER INFORMATION CONCERNING THE BOARD

Director Independence

        The Board has determined that each of Joseph Coulombe, G. Louis Graziadio, III, Robert L. Harris, II and Mark S. Maron has no material relationship with us and is an "independent director" within the director independence standards of NASDAQ. Jeffrey Lubell does not meet the aforementioned independence standards as Mr. Lubell serves as our Chief Executive Officer.

Board Committees

        Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Other committees may be established by the Board from time to time. Following is a description of each of the committees and their composition.

         Audit Committee.    Our Audit Committee consists of three directors: Messrs. Coulombe (Chairman), Graziadio and Harris. Our Board has determined that Mr. Coulombe qualifies as an "audit committee financial expert" as that term is defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act and that all members of the Audit Committee are (i) "independent" under

NASDAQ independence standards, (ii) meet the criteria for independence as set forth in the Securities Exchange Act of 1934, or Exchange Act, (iii) has not participated in the preparation of our financial statements at any time during the past three years and (iv) is able to read and understand fundamental financial statements. During fiscal 2007, the Audit Committee held thirteen meetings.

        Our Audit Committee charter is available at www.truereligionbrandjeans.com. Among other things, the charter calls upon the Audit Committee to:

  •
  engage and replace the independent registered public accounting firm as appropriate;

  •
  evaluate the performance of, independence of and pre-approve all services provided by the independent registered public accounting firm;

  •
  discuss with management, internal auditor and the independent registered public accounting firm the quality of our accounting principles and financial reporting; and

  •
  oversee our internal controls.

         Compensation Committee.    Our Compensation Committee consists of three members: Messrs. Maron (Chairman), Graziadio and Harris. The Board has determined that all of the Compensation Committee members qualify as "independent" under NASDAQ independence standards, are "non-employee directors" under Exchange Act Rule 16b-3; and are "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The Compensation Committee met five times during 2007 and acted nine times by unanimous written consent.

        Our Compensation Committee charter is available at www.truereligionbrandjeans.com. Among other things, the charter calls upon the Compensation Committee to:

  •
  determine our compensation policy and all forms of compensation for our officers and directors;

  •
  review bonus and stock compensation arrangements for our other employees; and

  •
  administer our stock option and equity incentive plans.

        The Compensation Committee determines the compensation of our officers, including our Chief Executive Officer, and our directors, and reviews the stock-based compensation arrangements of all non-officer employees. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our directors, officers and employees.

        The Compensation Committee has the authority to retain independent counsel, or other advisers as it deems necessary in connection with its responsibilities at our expense. In 2007 the Compensation Committee engaged Pearl Meyer Partners, LLC as its compensation consultant. The Compensation Committee may request that any of our directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the Committee requests.

         Nominating and Governance Committee.    Our Nominating and Governance Committee consists of three members: Messrs. Harris (Chairman), Graziadio and Maron. Our Board has determined that all members of the Nominating and Governance Committee qualify as "independent" under NASDAQ independence standards. The Nominating and Governance Committee met once during 2007. Our Nominating and Governance Committee charter is available at www.truereligionbrandjeans.com. Among other things, the charter calls upon the Nominating and Governance Committee to:

  •
  oversee our director nomination and corporate governance functions;

  •
  develop criteria for selecting new directors and to identify individuals qualified to become members of our Board and members of the various committees of our Board;

  •
  recommend director nominees to our Board for election at the annual meeting of stockholders; and

  •
  oversee and administer our Corporate Code of Conduct

         Public Availability of Corporate Governance Documents.    Our key corporate governance documents, including our Corporate Code of Conduct, our Board of Directors Code of Conduct, our Fraud Policy, our Corporate Governance Guidelines and the charters of our Audit Committee, Compensation Committee and Nominating and Governance Committee are available on our corporate website and available in print to any stockholder who requests them from our corporate secretary.

Director Attendance

        During 2007, our Board held 18 meetings and acted four times by unanimous written consent. Each director attended at least 75% of the aggregate of the meetings of our Board and the meetings of each committee of which that director is a member.

Executive Sessions of the Board

        Our independent directors meet regularly in executive session without management to review the performance of management and our company and any related matters. Generally, executive sessions are held in conjunction with regularly scheduled meetings of our Board. We expect our Board to have a least four executive sessions each year.

Board Qualification and Selection Process

        Our Nominating and Governance Committee reviews, evaluates and proposes prospective candidates for our Board. The Nominating and Governance Committee recommends director nominees for selection to our Board and the Board selects the nominees for election as directors. Each member of our Board should posses the highest personal and professional ethics and integrity and be devoted to representing our best interests and the best interests of our stockholders. The goal of the Nominating and Governance Committee is to maintain a strong and experienced Board by continually assessing each director's background, skills, expertise, accessibility and availability to serve effectively on the Board. The Nominating and Corporate Governance Committee will consider candidates recommended by our stockholders, provided that the recommendations are made in accordance with the procedures required under our bylaws, as summarized in the "Questions and Answers" section of this Proxy Statement.

Stockholder Meeting Attendance

        As a general matter, all of our directors are encouraged to attend our annual meetings of stockholders. All but one of our directors attended the 2007 annual stockholders meeting.

Compensation Committee Interlocks and Insider Participation

        During 2007, the Compensation Committee consisted of Messrs. Maron, Graziadio and Harris. None of these individuals was one of our officers or employees at any time during 2007. No officer or employee participated in deliberations of our Board concerning executive officer compensation. None of our executive officers has served on the board of directors or on the compensation committee of any other entity which had officers who served on our Board or our Compensation Committee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

        We believe that compensation of our executive and other officers should be directly and materially linked to our operating performance. The fundamental objective of our compensation program is to attract, retain and motivate top quality executive and other officers through compensation and incentives that are competitive with the market and industry in which we compete for talent, and that align the interests of our executive and other officers with the interests of our stockholders.

        Overall, we have designed our compensation program to:

  •
  support our business strategy and business plan by clearly communicating what is expected of executive and other officers with respect to goals and results and by rewarding achievement;

  •
  recruit, motivate and retain executive talent; and

  •
  create a strong performance alignment with stockholders.

        We seek to achieve these objectives through a variety of compensation elements:

  •
  annual base salary;

  •
  an annual cash performance award, the payment of which is based on meeting pre-established performance goals;

  •
  long-term incentive compensation, delivered in the form of restricted stock awards that are awarded based on the factors described below and that are designed to align executive officers' interests with those of stockholders by rewarding outstanding performance and providing long-term incentives; and

  •
  other executive benefits and perquisites.

Governance

        The Compensation Committee oversees our executive compensation and benefit plans and practices, while establishing management compensation policies and procedures to be reflected in the compensation program offered to our executive officers.

        The Compensation Committee operates under the written charter approved by the entire Board of Directors, a copy of which is available at http://www.truereligionbrandjeans.com. When necessary, the Compensation Committee recommends amendments to its charter to the Board of Directors for approval.

        The Chief Financial Officer of the Company develops the meeting calendar for the year based on member availability and other relevant events within our corporate calendar. The Compensation Committee meeting agendas are generally developed by our Chief Financial Officer. The executive officers generally attend the Compensation Committee meetings, but recuse themselves during deliberations and voting on compensation awards for executive officers.

        The Compensation Committee has the authority to retain independent counsel, or other advisers as it deems necessary in connection with its responsibilities at our expense. In 2007 the Compensation Committee engaged Pearl Meyer Partners, LLC as its compensation consultant. The Compensation Committee may request that any of our directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the Committee requests.

 Role of Executive Officers in Compensation Decisions

        Our Chief Executive Officer, President and Chief Financial Officer are involved in the design and implementation of our executive compensation programs. They typically provide their input to the Committee during Committee meetings but typically are not present during deliberations and voting. The Chief Executive Officer annually reviews the performance of each executive officer (other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee) and presents his conclusions and recommendations regarding base salary and incentive award amounts to the Compensation Committee for its consideration and approval. The Compensation Committee can exercise its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations; however, executive compensation matters are generally delegated to the Chief Executive Officer for development and execution.

Compensation Practices

        The Compensation Committee sets base salary and incentive compensation for our executives following a review of company-wide performance, individual performance, salary and incentive compensation practices among our Comparator Group (as discussed below) and other factors.

        Individual performance targets are set based on the stated financial goals for the year. In addition, the Compensation Committee reviews the Chief Executive Officer's recommendations with regard to base salary and incentive compensation.

        Our executive officers' base salary is typically reviewed and adjusted effective on January 1 of each year. The Committee's approval generally occurs during the first quarter of the year, which occurred on February 8, 2007 for 2007 base compensation.

        Equity awards are typically reviewed and granted during the first quarter of each year. All equity awards are granted on the date the Compensation Committee approves the awards using the fair market value of the Company's common stock at the close of that business day.

        Cash incentive compensation for a fiscal year is awarded during the first quarter following the close of the applicable fiscal year once audited results for the year are available. Performance targets and incentive awards are then set for the current fiscal year. For 2007, the key performance indicators for the Company included achieving an adjusted EBIT target.

        In making decisions with respect to any element of executive compensation, the Compensation Committee considers the total compensation that may be awarded to an executive officer, including salary, annual cash performance award or bonus and long-term incentive compensation. Multiple factors are considered in determining the amount of total compensation (the sum of base salary, annual cash performance award or bonus and long-term compensation delivered through restricted stock awards) to award to executive officers each year. Among these factors are:

  •
  how proposed amounts of total compensation to our executives compare to amounts paid to similar executives by our Comparator Group both for the prior year and over a two-year period;

  •
  the longevity of the executive officer's tenure with the Company;

  •
  the financial performance of the Company and the long-term value achieved by our stockholders through stock appreciation; and

  •
  broad trends in executive compensation generally.

        In addition, in reviewing and approving employment agreements for executive officers, the Compensation Committee considers the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances.

        The Compensation Committee applies essentially the same compensation policies to all of the executive officers, except that, in setting the compensation for the Chief Executive Officer, the Compensation Committee takes into account his role as Chief Executive Officer and as Chief Creative Officer. In particular, the Compensation Committee takes into account that Jeffrey Lubell is the head of the design team, and instrumental in the design and development of the products that drive our revenues and income growth. The difference in the amount of base salary and annual cash performance award awarded to our Chief Executive Officer relative to the amount of base salary and annual cash performance award or bonus awarded to each other executive officer is generally attributable to differences in the Compensation Committee's assessment of the relative contributions to the performance of the Company, benchmarking data for the positions held by them and general trends in executive compensation. The base salary and annual cash performance awards provided to the chief executive officer position are almost always higher than for the other executive officers at companies in our Comparator Group and other public companies generally. These differences are generally more pronounced in cases in which the CEO acts in both the role of CEO and Chief Creative Officer. The differences between the Chief Executive Officer's base salary and annual cash performance award and the other executive officers' base salaries and annual cash performance awards reflect: the larger scope of the Chief Executive Officer's responsibilities and authority; his role as Chief Creative Officer; and the Chief Executive Officer's individual contributions to the success of the Company.

Components of 2007 Executive Compensation

        For the fiscal year ended December 31, 2007, the principal components of compensation for the executive officers were:

  •
  base salary;

  •
  annual cash bonus;

  •
  grants of restricted stock; and

  •
  perquisites and other personal benefits.

  Base Salary

        Base salaries for our executive officers are established based on individual qualifications and job responsibilities, while taking into account compensation levels at similarly situated companies for similar positions, referred to as benchmarking. We use benchmarking as a point of reference for measurement, and the Compensation Committee has discretion in determining how much weight to place on the benchmarking analysis.

        Benchmarking helps the Compensation Committee assess whether our level of executive pay is appropriate when compared to industry standards. In 2006, in connection with the negotiation of employment agreements with Messrs. Lubell and Buckley, our Compensation Committee engaged a compensation consultant, Towers Perrin, to serve as an independent advisor to the committee regarding compensation for our executive officers. Towers Perrin prepared for our Compensation Committee a competitive analysis of compensation for each of the executive officers utilizing comparable company compensation data and size and industry appropriate broad survey data and advice around short and long-term incentive programs.

        The base salaries for Mr. Lubell and Mr. Buckley were paid in accordance with these employment contracts in 2006 and were not adjusted for fiscal 2007. The base salary for Mr. Collins, our Chief Financial Officer, was set by negotiation before he joined the Company in March 2007. During the latter part of 2007, the Compensation Committee commenced discussions with Jeffrey Lubell regarding an amendment to his employment agreement. For this purpose, our Compensation Committee engaged Pearl Meyer Partners, LLC to serve as an independent advisor to the committee. In this engagement,

Pearl Meyer Partners, LLC established a Comparator Group of companies. Pearl Meyer Partners, LLC first reviewed the performance of 57 Apparel/Retail Companies. Following the review, Pearl Meyer Partners, LLC developed a Comparator Group of 14 Apparel/Retail companies using selection factors established by the Compensation Committee. These companies include Abercombie & Fitch Co., Bebe Stores, Inc., Buckle, Inc., Charlotte Russe Holdings, Inc., Chicos' FAS, Inc., Coach, Inc., K Swiss Inc., New York & Co., Inc., Pacific Sunwear of California, Inc., Phillips Van Heusen Corp., Polo Ralph Lauren, Steven Madden, Ltd., Talbots, Inc. and Tween Brands, Inc. The information gathered from this Comparator Group included base salary, cash incentive compensation and equity incentive compensation.

        Discussions regarding an amended employment agreement with Mr. Lubell are continuing and the Compensation Committee continues to engage Pearl Meyer with respect to compensation matters, including, but not limited to, its determinations in 2008 regarding awards under the Company's incentive plans.

        In addition to benchmarking, the Compensation Committee reviews the executive's historical compensation, the executive officer's compensation in relation to other officers, individual performance of the executive officer and corporate performance. Salary levels are also considered upon a promotion or other change in job responsibility. Salary adjustment recommendations are based on our overall performance and an analysis of compensation levels necessary to maintain and attract quality personnel. A review of the compensation of the companies in our Comparator Group indicate that our Chief Executive Officer and other Named Executive Officers rank in the upper half with regard to total compensation.

  Annual Cash Performance Awards

        We grant cash performance awards that are designed to create a direct link between performance and compensation for our Named Executive Officers. The Compensation Committee has the authority to grant performance awards in amounts determined in its sole discretion. Performance awards provide our executives with the right to an award based on the achievement of one or more levels of performance to be attained with respect to one or more performance criteria, which we refer to as "performance goals."

        Bonuses for 2007 were authorized to be awarded by the Company as follows:

Bonus Opportunity(1)
Named Executive Officer	$38 million Adjusted EBIT	$47.5 million Adjusted EBIT	$71.5 million Adjusted EBIT
Jeffrey Lubell	2% of Adjusted EBIT	4% of Adjusted EBIT	4% of Adjusted EBIT
Michael F. Buckley	50% of Base Salary		200% of Base Salary
Peter F. Collins	37.5% of Base Salary		150% of Base Salary

(1)
No performance awards were payable if Adjusted EBIT was below $38 million. Performance awards were interpolated for Adjusted EBIT amounts between $38 million and $71.5 million.

        The annual cash performance awards awarded to our Named Executive Officers for performance in fiscal year 2007 is reflected in the column titled "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table on page 16 of this Proxy Statement.

  Grants of Restricted Stock Awards

        The long-term incentive compensation component provides annual awards that are performance-based. The objective of the program is to align compensation for executive officers over a multi-year period directly with the interests of our stockholders by motivating and rewarding creation and preservation of long-term stockholder value. The level of long-term incentive compensation is determined by our Compensation Committee by assessing each executive officer's individual performance and contribution to our success. Equity ownership for all our executive officers, other officers, and senior managers is important for purposes of motivation, retention, and alignment with stockholders.

        We do not have, nor do we intend to have, a program, plan or practice to select the grant dates of restricted stock for executive officers in coordination with the release of material non-public information. Restricted stock awards are typically reviewed and granted during the first quarter of each year. All restricted stock awards are granted on the date the Compensation Committee approves the awards using the fair market value of the Company's common stock at the close of that business day.

        At a meeting held in December 2006 and ratified at a meeting held on January 2, 2007, our Compensation Committee approved grants of a total of 230,000 shares of restricted stock to our chief executive officer and president under our 2005 Stock Incentive Plan. Such shares vest as follows: 1/3 on January 2, 2007, 1/3 on January 2, 2008, and 1/3 on January 2, 2009.

        In March 2007, in connection with his retention, our Compensation Committee approved the grant of a total of 50,000 shares of restricted stock to our chief financial officer under our 2005 Stock Incentive Plan. Such shares vest as follows: 1/3 on March 26, 2008, 1/3 on March 26, 2009, and 1/3 on March 26, 2010.

        In May 2007, our Compensation Committee allowed for the transfer of 59,583 unvested restricted stock awards from a consultant to the Company, who was also the Company's former vice president of Women's Design. These unvested restricted stock awards were granted to our chief executive officer. At the time of this transfer, these two individuals were restructuring their collective holdings of equity interests in the Company in connection with their marital dissolution agreement. These restricted shares vest as follows: 37,917 in January 2008 and 21,667 in January 2009.

        In January 2008, our Compensation Committee approved grants of a total of 373,333 shares of restricted stock to our chief executive officer, president, and chief financial officer under our 2005 Stock Incentive Plan. These grants were made effective on January 10, 2008. Twenty-five percent of these shares vested on January 10, 2008 and were granted in recognition of services rendered in 2007. The remaining restricted stock awards are performance-based and will vest only if the Company meets or exceeds pre-established levels of earnings before interest and taxes ("EBIT"). If the Compensation Committee certifies that these targets are met, 50% of the shares will vest on January 10, 2009, and 25% will vest on January 10, 2010.

        In March 2008, our Compensation Committee approved grants of a total of 120,000 shares of restricted stock to our chief executive officer, president, and chief financial officer. These grants are performance-based and will vest, in part or in whole, provided the Company exceeds pre-established adjusted EBIT levels. If the Compensation Committee certifies that these targets are met, two-thirds of the shares will vest on March 28, 2009, and one-third of the shares will vest on March 28, 2010.

  Perquisites

        In order to better enable us to attract and retain highly skilled executive officers and to round out a competitive compensation package for our Named Executive Officers, we provide our Named Executive Officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy and objectives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

        Certain Named Executive Officers receive paid car allowances and fully-paid health insurance.

        The attributed costs and a more detailed description of the perquisites and other personal benefits that we provided each of our Named Executive Officer for fiscal year 2007 are included in column titled "All Other Compensation," and the accompanying footnotes, of the Summary Compensation Table on page 16 of this Proxy Statement.

        During 2006, Mr. Buckley was provided relocation assistance, and during 2007, Mr. Collins was provided relocation assistance.

  Change in Control Provisions

        Our chief executive officer, president, and chief financial officer have change in control provisions in their employment agreements or employment offer letter. These provisions grant these officers certain compensation and accelerated vesting of equity awards in the event of a change in control. These provisions are based on market comparison and are an important element in the retention of these executive officers. A summary of these change in control payments is set forth under the heading "Potential Payments Upon Termination or Change in Control" on page 22 of this Proxy Statement.

Tax and Accounting Implications

  Deductibility of Executive Compensation

        The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Company may not deduct for federal income tax purposes annual compensation of more than $1 million paid to certain executive officers. Performance-based compensation paid pursuant to stockholder-approved plans is not subject to this deduction limit as long as such compensation is approved by "outside directors" within the meaning of Section 162(m). Our Company failed to meet the requirements of Section 162(m) in order to deduct compensation in excess of $1.0 million in 2007. Although the Compensation Committee generally intends to structure and administer executive compensation plans and arrangements in 2008 and following so that they will not be subject to the deduction limit of Code Section 162(m), the Compensation Committee may from time to time approve non-deductible payments in order to maintain flexibility in structuring appropriate compensation programs in the interests of the Company and our stockholders.

        On March 28, 2008, the Board of Directors adopted the Company's Executive Cash Incentive Bonus Plan. The Company designed its Executive Cash Incentive Bonus Plan so that the payments made under the Plan are eligible for deduction as performance-based compensation under Section 162(m) of the Code.

  Accounting for Stock-Based Compensation

        The Company accounts for stock-based payments, including restricted stock awards, in accordance with the requirements of SFAS No. 123R. "Share-Based Payment" (SFAS No. 123R). Under this accounting pronouncement, we must value all stock-based compensation granted to employees and directors under the fair value method and expense those amounts in the income statement over the award's vesting period.

Executive Officer Compensation

        The following table provides certain summary information concerning the compensation earned by our chief executive officer, president, chief financial officer, our former chief financial officer and our former chief operating officer in fiscal 2007. We refer to theses officers as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards (1)($)	Option Awards (1)($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation (2)($)	Total ($)

Jeffrey Lubell Chief Executive Officer and Chief Merchant	2007 2006	500,000 500,000	— —	1,884,517 2,306,655	— 143,467	2,002,281 825,212	— —	31,070 28,234	4,417,868 3,803,568

Michael F. Buckley President	2007 2006	400,000 276,923	— —	1,186,123 935,702	— —	446,765 185,913	— —	21,470 50,232	2,054,358 1,448,770

Peter F. Collins Chief Financial Officer and Assistant Secretary	2007 2006	250,000 —	— —	203,585 —	— —	209,430 —	— —	126,126 —	789,141 —

Charles A. Lesser(3) Former Chief Financial Officer	2007 2006	101,625 250,000	— —	297,300 505,800	142,000 11,483	— 78,611	— —	476,630 19,896	1,017,555 865,790

Daryl Rosenberg(4) Former Chief Operating Officer	2007 2006	165,288 131,539	— 39,375	75,036 33,444	— —	— —	— —	13,500 18,000	253,824 222,358

(1)
Represents the proportionate amount of the total grant date fair value of stock and option awards recognized by us as an expense in 2006 and 2007 for financial accounting purposes, as applicable. The fair values of these stock awards and the amounts expensed in 2006 and 2007, as applicable, were determined in accordance with SFAS No. 123R. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table in this Proxy Statement, as well as awards granted in previous years for which we recognized expense in 2006. In 2006 and 2007, we granted restricted stock, rather than stock options, to the Named Executive Officers. The assumptions used in determining the grant date fair values of awards are set forth in the notes to our consolidated financial statements, which are included in Part II Item 8 Financial Statements to the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC.

(2)
The following table details the components of this column:

Name	Year	Car Allowance ($)	Company Paid Health Insurance ($)	Relocation Costs ($)	Other ($)	Total ($)

Jeffrey Lubell	2007 2006	24,000 24,000	7,070 4,234	— —	— —	31,070 28,234

Michael F. Buckley	2007 2006	14,400 9,600	7,070 3,176	— 37,456	— —	21,470 50,232

Peter F. Collins	2007 2006	— —	— —	126,126 —	— —	126,126 —

Charles A. Lesser	2007 2006	3,900 15,600	— 4,234	— —	472,730(5) —	476,630 19,896

Daryl Rosenberg	2007 2006	— —	13,500 18,000	— —	— —	13,500 18,000

(3)
Effective March 26, 2007, Mr. Lesser no longer serves as our chief financial officer.

(4)
Effective September 28, 2007, Mr. Rosenberg no longer serves as our chief operating officer.

(5)
Mr. Lesser and the Company entered into a release and consulting agreement in March 2007 in connection with the end of Mr. Lesser's employment relationship with the Company. The Company paid Mr. Lesser $340,000 at the conclusion of the six month consulting period and $125,000 during the consulting period. Also, the Company reimbursed Mr. Lesser for continuing health insurance costs of $5,230 and for his legal fees related to this agreement of $2,500.

Grants of Plan-Based Awards

        The following table sets forth information regarding grants of plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2007:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
					All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)

Name	Grant Date (2)	Threshold ($)	Target ($)	Maximum ($)

Jeffrey Lubell	5/16/2007	— 760,000	— 1,900,000	— 2,860,000	59,583(3) —	934,261(4) —

Michael F. Buckley		200,000	400,000	800,000

Peter F. Collins		93,750	187,500	375,000	50,000(5)	802,000(6)

Daryl Rosenberg	1/2/2007	—	—	—	10,000(7)	153,100(8)

(1)
Represents threshold, target and maximum payout levels based on our adjusted 2007 earnings before interest and taxes (EBIT), established by our Compensation Committee.

(2)
This column shows the date of grant for all equity awards granted in 2007.

(3)
The shares of restricted stock vest 36% on January 2, 2008, 27% on January 4, 2008, and 37% on January 2, 2009.

(4)
Reflects the grant date fair value of the restricted stock award. The fair value was $15.68 per share for restricted stock awarded on May 16, 2007.

(5)
The shares of restricted stock vest 1/3 on the first anniversary of the grant date, 1/3 on the second anniversary of the grant date, and in full on the third anniversary of the grant date.

(6)
Reflects the grant date fair value of the restricted stock award. The fair value was $16.04 per share for restricted stock awarded on March 26, 2007.

(7)
The shares of restricted stock vest 1/3 on the grant date, 1/3 on the first anniversary of the grant date, and in full on the second anniversary of the grant date.

(8)
Reflects the grant date fair value of the restricted stock award. The fair value was $15.31 per share for restricted stock awarded on January 2, 2007.

 Options Exercised and Stock Vested

        The following table sets forth information regarding the stock option awards that were exercised and restricted stock awards that vested by each of our Named Executive Officers during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jeffrey Lubell	166,667	2,985,006	108,333	1,665,512

Michael F. Buckley	—	—	66,666	1,028,657

Peter F. Collins	—	—	—	—

Charles A. Lesser	105,000	1,550,175	30,000	462,900

Daryl Rosenberg	—	—	6,666	117,422

(1)
The dollar amount represents the difference between the aggregate market price of the shares of common stock underlying the options at exercise and the aggregate exercise price of the options.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each of our Named Executive Officers as of December 31, 2007.

							Stock Awards
	Option Awards
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Share or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Jeffrey Lubell	633,333 200,000	—	—	$ $	0.77 5.10	7/22/2009 12/14/2009	178,751	3,816,334	—	—

Michael F. Buckley	—	—	—		—	—	133,334	2,846,681	—	—

Peter F. Collins	—	—	—		—	—	50,000	1,067,500	—	—

Charles A. Lesser	—	—	—		—	—	15,000	320,250	—	—

Daryl Rosenberg	—	—	—		—	—	—	—	—	—

Pension Benefits

        We do not provide any pension benefits to any of our Named Executive Officers or employees.

Non-Qualified Deferred Compensation

        We do not provide any non-qualified deferred compensation to our Named Executive Officers or employees.

Employment Agreements

        We have entered into employment agreements with Jeffrey Lubell, our Chief Executive Officer; Michael F. Buckley, our President; and Peter F. Collins, our Chief Financial Officer.

  Jeffrey Lubell

        Effective January 4, 2006, we entered into an employment agreement, or the CEO Agreement, with Jeffrey Lubell, pursuant to which Mr. Lubell will serve as our Chief Executive Officer. The initial term of the CEO Agreement is three years, subject to annual renewals thereafter. The CEO Agreement provides that Mr. Lubell's base salary will be $500,000 per year, subject to increase (but not decrease) in the sole discretion of our Compensation Committee. For 2008, the Compensation Committee has established Mr. Lubell's base salary at $775,000.

        Pursuant to the CEO Agreement, Mr. Lubell is eligible to earn an annual cash performance bonus for fiscal years 2007 and subsequent fiscal years based on achieving performance goals established by the Compensation Committee.

        The CEO Agreement provides that if we terminate Mr. Lubell's employment without Cause or if Mr. Lubell terminates his employment for Good Reason (each as defined in the CEO Agreement), then (1) Mr. Lubell will receive a severance amount of one and one-half times the sum of Mr. Lubell's base salary in effect on the date of termination plus the average annual bonus received by Mr. Lubell for the two complete fiscal years prior to the termination date, and (2) any options or other equity grants received by Mr. Lubell will vest an additional twelve months. However, if less than one year remains in Mr. Lubell's employment term after termination, the aforementioned severance payment will equal the sum of Mr. Lubell's base salary in effect on the date of termination plus the average annual bonus received by Mr. Lubell for the two complete fiscal years prior to the termination date. In addition, if we terminate Mr. Lubell's employment without Cause or if Mr. Lubell terminates his employment for Good Reason during the one-year period following a Change in Control (as defined in the CEO Agreement), he would be entitled to receive severance equal to three times the sum of his base salary in effect on the date of termination plus the average annual bonus received by Mr. Lubell for the two complete fiscal years prior to the termination date, and all stock options, restricted stock and other equity awards would vest in full. Moreover, the CEO Agreement provides that if any payment made to Mr. Lubell is subject to the "golden parachute" excise tax imposed under the Internal Revenue Code, Mr. Lubell will be entitled to a tax gross-up payment from us to hold him harmless from the effect of such excise tax.

        Effective May 31, 2006, we entered into an Amendment to Employment Agreement, or Amendment No. 1, with Mr. Lubell, amending the CEO Agreement. Pursuant to Amendment No. 1, any payments made to Mr. Lubell in connection with a termination of his employment that are considered to be non-qualified deferred compensation for purposes of Section 409A of the Code and that otherwise would have been payable at any time during the six-month period immediately following such termination of employment will instead be paid in a lump sum as soon as practicable following the expiration of such six-month period. Additionally, any Annual Bonus (as defined in Amendment No. 1)

earned by Mr. Lubell will be paid no later than March 15 of the fiscal year following the fiscal year for which the Annual Bonus is to be paid.

  Michael F. Buckley

        Effective April 24, 2006, we entered into an employment agreement, or the President Agreement, with Michael F. Buckley, pursuant to which Mr. Buckley will serve as our President. The initial term of the President Agreement is three years, subject to annual renewals thereafter. The President Agreement provides that Mr. Buckley's base salary will be $400,000 per year, subject to increase (but not decrease) at the discretion of our Compensation Committee or full Board of Directors. For 2008, the Compensation Committee has established Mr. Buckley's base salary at $470,000.

        Pursuant to the President Agreement, Mr. Buckley is eligible to earn an annual performance bonus for fiscal years 2007 and subsequent fiscal years based on achieving performance targets established by the Compensation Committee.

        The President Agreement provides that if we terminate Mr. Buckley's employment without Cause or if Mr. Buckley terminates his employment for Good Reason (each as defined in the President Agreement), (1) Mr. Buckley will receive a severance amount of one and one-half times the sum of Mr. Buckley's base salary in effect on the date of termination and the average annual bonus received by Mr. Buckley for the two complete fiscal years prior to the termination date, and (2) any options or other equity grants received by Mr. Buckley will vest an additional twelve months. In addition, if we terminate Mr. Buckley's employment without Cause or if Mr. Buckley terminates his employment for Good Reason during the one year period following a Change in Control (as defined in the President Agreement), he would be entitled to receive severance equal to three times the sum of his base salary in effect on the date of termination and the average annual bonus received by Mr. Buckley for the two complete fiscal years prior to the termination date, and all stock options, restricted stock and other equity awards would vest in full. The President Agreement also provides that if any payment made to Mr. Buckley is subject to the "golden parachute" excise tax imposed under the Internal Revenue Code, Mr. Buckley will be entitled to a tax gross-up payment from us to hold him harmless from the effect of such excise tax.

  Peter F. Collins

        On March 7, 2007, we entered into an employment letter, or the CFO Employment Letter, with Peter F. Collins, pursuant to which Mr. Collins will serve as our chief financial officer. For fiscal 2007, Mr. Collins received a base salary of $325,000 per year and was eligible to receive a bonus of up to 150% of his base salary based on the achievement of certain performance objectives set forth in the CFO Employment Letter. On Mr. Collins' starting date, he received a grant of 50,000 shares of our common stock, 1/3 of which vested upon Mr. Collins' completion of one year of service to us, an additional 1/3 of which vest upon the completion of two years of service to us, and the final 1/3 of which vest upon the completion of three years of service to us. In addition, Mr. Collins was entitled to receive reimbursement (up to a maximum of $115,000) for the actual out-of-pocket expenses incurred in connection with his relocation from Seattle to California and any commuting costs incurred during the re-location transition period of three to six months. In the event Mr. Collins is terminated within twelve months of a Change in Control (as defined in the CFO Employment Letter), and the reason for the termination of employment is other than for willful misconduct, Mr. Collins will receive one year severance pay, and all outstanding stock options, restricted stock and other equity awards granted to him under any of our equity incentive plans will become immediately vested and exercisable in full. Either Mr. Collins or the Company may terminate his employment by providing 180 days written notice. The Company has the option to ask Mr. Collins to end his employment at any point after such notice is given in exchange for a payment equal to the pro rata portion of his annual base salary for whatever portion of the 180-day notice period remains.

        Pursuant to the CFO Employment Letter, Mr. Collins' base salary for fiscal 2008 was set by our Compensation Committee at $360,000. Under the terms of the CFO Employment Letter, Mr. Collins is eligible to earn an annual performance bonus in 2008 and subsequent fiscal years based on achieving performance goals established by our Compensation Committee.

Potential Payments Upon Termination or Change in Control

        The following table reflects the amounts that would be paid if a change in control or other termination event occurred on December 31, 2007 and our stock price per share was the closing market price as of that date. The closing market price of our common stock at December 31, 2007 was $21.35.

	Jeffrey Lubell	Michael F. Buckley	Peter F. Collins
Termination Scenario (12/31/07)
Voluntary Resignation or for Cause	$—	$—	$162,500	(4)

Total	$—	$—	$162,500
Without Cause or for Good Reason (Not Within One Year of Change in Control)
Pro Rata Bonus(1)	$2,002,281	$446,765	$—
Severance Pay	$1,913,747	1,270,148	162,500	(4)
Health Benefits Continuation	36,000	36,000	—
Unvested restricted stock(2)	2,659,854	1,423,340	—

Total	$6,611,882	$3,176,253	$162,500
Within One Year of Change in Control (Without Cause or for Good Reason)
Pro Rata Bonus(1)	$2,002,281	$446,765	$—
Severance Pay	5,741,240	2,540,295	568,750
Health Benefits Continuation	36,000	36,000
Unvested restricted stock(2)	4,047,604	2,134,993	1,067,500
280G/4999 Tax Gross Up(3)	—	848,608	—

Total	$11,827,125	$6,006,661	$1,636,250
Change in Control—Assuming No Termination
Unvested restricted stock	$—	$—	$—

Total	$—	$—	$—

Death or Disability
Pro Rata Bonus(1)	$2,002,281	$400,000	$—
Severance Pay	500,000	400,000	—

Total	$2,502,281	$800,000	$—

(1)
Mr. Lubell and Mr. Buckley are entitled to receive a pro rated annual bonus equal to the amount that would have been paid to them based on our earnings and their achievement of specific goals, adjusted to the portion of the year prior to their termination.

(2)
This amount represents the value of the restricted stock that would become vested as a direct result of the termination event or Change in Control, as the case may be, before the applicable stated vesting date. Equity awards are valued at the closing market price of our common stock on December 31, 2007 of $21.35 per share.

(3)
This amount includes any payment of a "gross-up" to offset the estimated amount of the "golden parachute" excise tax that would apply to each Named Executive Officer and the amount of additional excise tax and income and other taxes payable by the Named Executive Officer as a result of the Change in Control.

(4)
Either Mr. Collins or the Company may terminate his employment by providing 180 days written notice. If such notice is provided, the Company has the option to ask Mr. Collins to end his employment in exchange for a payment equal to his base salary for 180 days.

Indemnification Agreements

        In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and executive officers. These agreements require us, among other things, to indemnify each such director and executive officer against all costs, charges, expenses (including legal or other professional fees), damages or liabilities incurred by such individual arising out of, in connection with, or incidental to, any action, suit, demand, proceeding, investigation or claim by reason of such individual's status or service as a director or executive officer, regardless of whether sustained or incurred by reason of the individual's negligence, default, breach of duty or failure to exercise due diligence. However, we will not indemnify such director or executive officer under these agreements if it is proved that such individual's failure to act constituted a breach of his fiduciary duties as a director and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The agreements also require us to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

Certain Transactions with Directors and Executive Officers

        Except as disclosed in this Proxy Statement, neither the nominees for election as directors, our directors or executive officers, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which we were a party during fiscal 2007, or which is presently proposed.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Mark S. Maron G. Louis Graziadio, III Robert L. Harris, II

DIRECTOR COMPENSATION

        Our independent directors receive (i) an annual cash retainer of $35,000, payable quarterly, for service on our Board, (ii) $1,000 for each Board meeting and committee meeting attended in person (for committee meetings that are not held immediately preceding or following a Board meeting) and (iii) $500 for each Board meeting and committee meeting attended telephonically (for committee meetings that are not held either immediately preceding or following a Board meeting) and (iv) a grant of 6,000 shares of our restricted stock for each year of service. We reimburse all of our directors for the expenses they incur in connection with attending Board and committee meetings. The Chairman of our Audit Committee receives $2,000 for each Audit Committee meeting attended in person and $1,000 for each Audit Committee meeting attended telephonically (in each case for committee meetings that are not held either immediately preceding or following a Board meeting). In addition, we may make additional grants of equity awards to our independent Board members from time to time.

        The following table provides information concerning the compensation of directors who are not Named Executive Officers for the year ended December 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Joseph Coulombe	50,250	80,790	—	—	—	—	131,040

G. Louis Graziadio, III	41,250	80,790	—	—	—	—	122,040

Robert L. Harris, II	41,750	80,790	—	—	—	—	122,540

Mark S. Maron	47,250	80,790	—	—	—	—	128,040

(1)
Represents the proportionate amount of the total fair value of restricted stock awards recognized by us as an expense in 2007 for financial accounting purposes. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with SFAS No. 123R. The awards for which expense is shown in this table include the awards granted in 2007 as well as awards granted in previous years for which we recognized expense in 2007. The assumptions used in determining the grant date fair values of awards are set forth in the notes to our consolidated financial statements, which are included in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC.

ITEM 2:    APPROVAL OF OUR EXECUTIVE CASH INCENTIVE BONUS PLAN

        Item 2 is to approve our Executive Cash Incentive Bonus Plan (the "Plan").

Purpose of our Executive Cash Incentive Bonus Plan

        Our Board adopted the Executive Cash Bonus Plan on March 28, 2008. Approval of the Plan is intended to enable the Company to provide an incentive to executive officers and other selected employees of the Company to contribute to the growth, profitability and increased value of the Company by providing incentive compensation that qualifies as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. If other requirements are met, performance-based compensation may be deductible by us for federal income tax purposes without regard to the $1 million deduction limitation imposed by Section 162(m) of the Code.

Summary of our Executive Cash Incentive Bonus Plan

        The following summary of our Executive Cash Incentive Bonus Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A to this Proxy Statement.

         Eligibility.    Our executive officers and selected employees and those of our subsidiaries are eligible to receive awards under the Plan. Under the terms of the Plan, the Administrator has complete discretion as to which employees may be eligible. Three executive officers have received awards under the Plan that are contingent upon shareholder approval of the Plan.

         Awards.    The Plan provides for awards of incentive compensation that are contingent on the attainment of specific performance targets. The Administrator will establish the performance targets for each award and the performance period during which the performance is to be measured, which will generally be our fiscal year. Performance targets may include a minimum level of performance below which no payment will be made, levels of performance at which specified percentages of the award will be paid, and a maximum level of performance above which no additional award will be paid. The Administrator must adopt the performance targets and criteria for awards granted to executive officers subject to the limits of Section 162(m) of the Code, whom we refer to as "Covered Employees," no later than the earlier of:

  •
  90 days after the beginning of the performance period, or

  •
  the time when 25% of the performance period has elapsed.

In addition, award amounts to be paid to any Covered Employee for any one year may not exceed $8 million.

         Performance Factors.    Performance targets for each award will be based on pre-established performance factors, which may include any or all of the following, individually or in combination:

  •
  revenue;

  •
  net sales;

  •
  operating income;

  •
  earnings before all or any of interest, taxes, depreciation and/or amortization ("EBIT," "EBITA," or "EBITDA");

  •
  cash flow;

  •
  working capital and components thereof;

  •
  return on equity or average stockholders' equity;

  •
  return on assets;

  •
  market share;

  •
  net or gross sales measured by product line, territory, one or more customer, or other category;

  •
  stock price;

  •
  earnings per share;

  •
  earnings from continuing operations;

  •
  net worth;

  •
  credit rating;

  •
  levels of expense, cost or liability by category, operating unit, or any other delineation; or

  •
  any increase or decrease of one or more of the foregoing over a specified period.

These performance factors may relate to the performance of the Company or the performance of a business unit, product line, territory, or any combination of these. Performance targets for employees who are not Covered Employees may also be based on other additional objective or subjective performance criteria established by the Administrator.

         Limitation on Discretion.    The Administrator may at any time establish additional conditions and terms of payment of awards, including additional financial, strategic or individual goals, which may be objective or subjective. The Administrator may not adjust upwards the amount payable pursuant to any award to a Covered Employee, nor may it waive the achievement of the performance target requirement for any Covered Employee, except in the case of the death or disability of the participant or a change in control of the Company.

         Payment of Awards.    Unless the Administrator determines otherwise, all payments in respect of awards granted under the Plan will be made in cash, and will be paid within a reasonable period after the end of the performance period. In the case of awards designed not to be subject to Code Section 409A as deferred compensation, payments will be made not later than the latest date at which such awards will still qualify for the Section 409A exemption for short-term deferrals. Unless the Administrator provides otherwise, a participant must be employed by us on the date that awards are paid to receive an award payment, except in the case of death or disability. If a participant dies or becomes disabled during a performance period, the participant (or the participant's beneficiary) will receive a pro rated award payment at the same time all other awards are paid for the performance period.

         Certification of Performance.    Before payment of any award to a Covered Employee our Compensation Committee must certify in writing that the performance target requirement for such award was met.

         Term.    The Plan, if approved, is effective as of March 28, 2008 with respect to the fiscal year performance period beginning January 1, 2008. The Administrator may at any time terminate the Plan in whole or in part.

         Amendment of the Plan.    The Administrator may at any time amend the Plan, subject to approval by our stockholders to the extent stockholder approval is necessary to continue to qualify as "performance-based compensation" under Section 162(m) of the Code.

         Administration of the Plan.    Our Board has delegated its authority to administer the Plan to the Company's Compensation Committee, to whom we refer as the "Administrator." The Compensation Committee is expected to consist solely of at least two "outside directors" within the meaning of

Section 162(m) of the Code. The Administrator has the authority to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including (but not limited to) the following:

  •
  to interpret the Plan and any award;

  •
  to prescribe rules relating to the Plan;

  •
  to determine the persons to receive awards;

  •
  to determine the terms, conditions, restrictions and performance criteria, including performance factors and performance targets, relating to any award;

  •
  to accelerate an award that is designed not to be deferred compensation subject to Code Section 409A (after the attainment of the applicable performance target or targets);

  •
  to adjust performance targets in recognition of unusual or non-recurring events affecting us or our financial statements, or in response to changes in applicable laws, regulations, or accounting principles;

  •
  to establish (and, once established, rescind, waive or amend) additional conditions and terms of payment for awards (but not to waive performance targets); and

  •
  to make any other determinations that may be necessary or advisable for administration of the Plan.

         Stockholder Approval.    No award will be paid under the Plan if our stockholders do not approve the Plan. If our stockholders do approve the Plan we must submit the Plan to our stockholders for re-approval on or before the first stockholder meeting that occurs in the fifth year following this current approval of the Plan.

Federal Income Tax Consequences of the Plan

        Under federal income tax laws currently in effect:

        Participants in the Plan will recognize in the year of payment ordinary income equal to the award amount, which is subject to applicable income and employment tax withholding by us. Under current regulations and guidance, we expect that awards under the Plan will not be subject to Section 409A of the Code, which imposes restrictions on nonqualified deferred compensation arrangements and penalizes participants for violating these restrictions.

        We expect that we will be entitled to a tax deduction in connection with each award under the Plan in an amount equal to the ordinary income realized by the participant without regard to the $1 million annual deduction limitation under Section 162(m) of the Code, if the stockholders approve the Plan and the other requirements of Section 162(m) are satisfied.

         Section 162(m).    Section 162(m) of the Code imposes a $1 million annual limit on the amount of compensation that we may deduct for federal income tax purposes with respect to our chief executive officer and each of our three highest compensated officers (other than our chief executive officer and our chief financial officer), subject to certain exceptions. The Plan is intended to qualify for the exception under Section 162(m) for "performance-based compensation."

New Plan Benefits

        Awards under the Plan are based on actual future performance. As a result, the amounts that will be paid under the Plan are not currently determinable. In no event, however, may any Covered Employee receive award amounts for any one year exceeding $8 million.

        On March 28, 2008, the compensation committee granted cash bonus awards under the Plan to Messrs. Lubell, Buckley and Collins which are contingent upon the approval of the Plan by our stockholders. The awards are conditioned upon attaining certain performance targets based upon the Company's adjusted EBIT as measured from the period beginning January 1, 2008, and ending December 31, 2008. The amount payable pursuant to each award is currently is not determinable. If the Plan had been in effect during the last completed fiscal year Messrs. Lubell, Buckley and Collins would have each received, assuming satisfaction of the targets, a cash bonus award in an amount equal to his respective annual cash performance award for performance in fiscal year 2007 as reflected in the column titled "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table on page 16 of this Proxy Statement.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF OUR EXECUTIVE CASH INCENTIVE BONUS PLAN.

ITEM 3:    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Item 3 is the ratification the Company's engagement of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2008. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by the Company's bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice.

        The ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008, will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All proxies will be voted to approve the appointment unless a contrary vote is indicated on the enclosed proxy card.

        We anticipate that a representative of Deloitte & Touche LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. The representative of Deloitte & Touche LLP will be afforded an opportunity to make a statement if he or she so desires at the Annual Meeting.

        If the appointment of Deloitte & Touche LLP is not ratified, we will reconsider the appointment. Even if the appointment is ratified, we may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such change would be in the best interests of the Company and its stockholders.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

 AUDIT AND NON-AUDIT FEES

        The following table sets forth the aggregate fees billed to the Company by Deloitte & Touche LLP and Stonefield Josephson, Inc. for the audit of our financial statements for 2007 and 2006, and for other services provided by those firms during those periods:

	Year Ended December 31,
	2007	2006
Audit fees(1)(4)	$1,273,328	$622,309
Audit-related fees	—	—
Tax fees(2)(4)	$4,520	$38,139
All other fees(3)	$1,500	—

Total fees	$1,279,348	$660,448

    (1)
    The audit fees for 2007 include amounts paid to Deloitte & Touche LLP and Stonefield Josephson, Inc. of $681,275 and $592,053, respectively.

    (2)
    The tax fees for 2007 were paid to Stonefield Josephson, Inc.

    (3)
    All other fees were paid to Deloitte & Touche LLP.

    (4)
    All fees in 2006 were paid to Stonefield Josephson, Inc.

        The Board formally dismissed Stonefield Josephson, Inc. ("Stonefield Josephson") as our independent registered public accounting firm of the Company on May 11, 2007, effective as of that date. The reports of Stonefield Josephson on our financial statements for fiscal years ended

December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Stonefield Josephson's report on the Company's internal control over financial reporting expressed an unqualified opinion on management's assessment of, and an adverse opinion on, the effectiveness of internal control over financial reporting, due to the identification of three material weaknesses as of December 31, 2006.

        In 2006, Stonefield Josephson told us that it identified material weaknesses in our internal control over financial reporting related to the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and income taxes for the three and nine month periods ended September 30, 2006. Also, Stonefield Josephson and the Company disagreed regarding the significance of the errors in the June 30, 2006 financial statements, which led to a disagreement as to whether previously filed interim financial statements should be restated. Subsequently, this disagreement was resolved to the satisfaction of Stonefield Josephson, as the Company restated its previously filed June 30, 2006 interim financial statements. These matters were discussed by Stonefield Josephson with our Audit Committee. The Company has authorized Stonefield Josephson to respond fully to any inquiries made by Deloitte & Touche LLP concerning the subject matter of this disagreement.

        Other than as described above, during the years ended December 31, 2006 and 2005, and through May 11, 2007, there were no (a) disagreements with Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Stonefield Josephson's satisfaction, would have caused Stonefield Josephson to make reference to the subject matter thereof in connection with its reports for such years, or (b) "reportable events" as defined under Item 304(a)(1)(v) of Regulation S-K.

        On May 11, 2007, Deloitte & Touche LLP was engaged as our independent registered public accounting firm.

Pre-Approval Policy

        Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the specific service or category of service and is generally subject to a specific budget. The independent auditor and management are required to periodically communicate to our Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All audit and permissible non-audit services provided to us in 2007 were approved by the Audit Committee.

REPORT OF AUDIT COMMITTEE

        THE AUDIT COMMITTEE REPORT IS NOT DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC OR SUBJECT TO THE SEC'S PROXY RULES OR THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT AND THE REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR SUBSEQUENT FILING BY THE COMPANY UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE INFORMATION CONTAINED IN THE REPORT BY REFERENCE THEREIN.

         Composition.    The Audit Committee of our Board of Directors is comprised of three directors and operates under a written charter adopted by the Board. Each member of the Audit Committee is (i) "independent" under NASDAQ independence standards, (ii) meets the criteria for independence as set forth in the Exchange Act, (iii) has not participated in the preparation of our financial statement at any time during the past three years and (iv) is able to read and understand fundamental financial statements.

         Responsibilities.    The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as our independent registered public accounting firm. Our management has primary responsibility for our internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to oversee these processes and the activities of our internal audit department.

         Review with Management and Independent Accountants.    In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2007, the Audit Committee has:

  •
  reviewed and discussed the audited financial statements with management and the independent registered public accounting firm;

  •
  discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication With Audit Committees); and

  •
  received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and discussed with the independent registered public accounting firm the independent accountant's independence from the Company and its management.

         Conclusion.    Based upon the Audit Committee's discussions with management and the independent accountants, the Audit Committee's review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC.

         Appointment of Independent Auditors.    On June 6, 2008, the Audit Committee recommended to the Board the reappointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Respectfully Submitted by the Audit Committee of the Board of Directors,

Joseph Coulombe (Chairman) G. Louis Graziadio, III Robert L. Harris, II

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 21, 2008. The table sets forth the beneficial ownership of (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of common stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group. The number of shares owned includes all shares beneficially owned by such persons, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of August 21, 2008 through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The address of each executive officer and director is c/o 2263 E. Vernon Avenue, Vernon, California 90058.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares (#)	Percent of Total (%)
Jeffrey Lubell(2)	1,012,657	4.12%
Michael Buckley	248,320	1.02%
Peter F. Collins	124,397	*
Joseph Coulombe	24,000	*
G. Louis Graziadio, III	23,000	*
Robert L. Harris	23,000	*
Mark S. Maron	29,000	*
Columbia Wanger Asset Management, L.P.(3)	3,096,713	12.69%
Wellington Management Company, LLP(4)	1,772,481	7.26%
SAB Capital Management, L.P.(5)	2,340,647	9.59%
Steven A. Cohen(6)	1,204,599	4.94%
Executive Officers and Directors as Group	1,484,374	6.08%

*
Denotes less than 1%

(1)
Beneficial ownership percentages are calculated based on 24,399,469 shares of common stock issued and outstanding as of August 21, 2008. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of August 21, 2008. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person's name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

(2)
Jeffrey Lubell holds 812,657 shares of common stock and 200,000 options to purchase shares of our common stock that are currently exercisable.

(3)
Based on Schedule 13G/A filed on January 29, 2008 by Columbia Wanger Asset Management, L.P., whose address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. The figure reported includes shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by

  Columbia Wanger Asset Management, L.P. Columbia Acorn Trust holds approximately 7.74 of the total outstanding shares of the Company's common stock.

(4)
Based on Schedule 13G/A filed on July 10, 2008 by Wellington Management Company, LLP, whose address is 75 State Street, Boston Massachusetts 02109. The figure reported includes shares held of record by clients of Wellington Management Company, LLP.

(5)
Based on Schedule 13G/A filed on February 14, 2008 by SAB Capital Management, L.P. The figure reported includes shares held for the accounts of SAB Capital Partners, L.P., SAB Capital Partners II, L.P. and SSAB Overseas Master Fund, L.P. (collectively, the "SAB Entities"). The address of the SAB Entities is 767 Fifth Avenue, 21st Floor, New York, New York 10153.

(6)
Based on Schedule 13G filed on May 1, 2008 by S.A.C. Capital Advisors, LLC ("SAC Capital Advisors"). The figure reported represents shares held for the accounts of SAC Capital Advisors, S.A.C. Capital Management, LLC and Sigma Capital Management, LLC. The figure reported includes 50,000 options to purchase shares of our common stock that are exercisable within 60 days of August 21, 2008. The address of Steven A. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of ours. Directors, officers and 10% holders are required by Securities and Exchange Commission's regulations to send us copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms sent to us and the representations made by the reporting persons to us, other than as described below, we believe that during the fiscal year ended December 31, 2007 our directors, officers and 10% holders complied with all filing requirements under Section 16(a) of the Exchange Act.

        Jeffrey Lubell filed a delinquent Form 4 on January 15, 2008 to report the disposition of shares of common stock to pay the withholding tax in connection with the vesting of restricted shares on June 11, 2007, January 2, 2008, January 4, 2008 and January 10, 2008.

        Michael F. Buckley filed a delinquent Form 4 on January 14, 2008, to report the disposition of shares of common stock to pay the withholding tax in connection with the vesting of restricted shares on January 2, 2007, April 24, 2007 and January 2, 2008.

                      ON BEHALF OF THE BOARD OF DIRECTORS

                      Peter F. Collins
                      Chief Financial Officer and Assistant Secretary

September 8, 2008
2263 E. Vernon Avenue
Vernon, California 90058

EXHIBIT A

TRUE RELIGION APPAREL, INC.
EXECUTIVE CASH INCENTIVE BONUS PLAN

1.     Purpose.

        The purpose of True Religion Apparel, Inc. Executive Cash Incentive Bonus Plan is to provide an incentive to executive officers and other selected employees of the Company to contribute to the growth, profitability and increased value of the Company by providing incentive compensation that qualifies as "performance-based compensation" within the meaning of Section 162(m) of the Code.

2.     Definitions.

        Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and included in the consolidated financial statements of the Company, prepared in the ordinary course of business. The following terms, as used herein, shall have the following meanings:

          (a)   "Administrator" shall mean the Board or a committee thereof to which the Board has delegated authority to administer the Plan in accordance with Section 3.

          (b)   "Award" shall mean an incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of specific Performance Targets during the Performance Period with respect to a preestablished Performance Factor.

          (c)   "Board" shall mean the Board of Directors of the Company.

          (d)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e)   "Company" shall mean, collectively, True Religion Apparel, Inc. and its subsidiaries and their respective successors.

          (f)    "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

          (g)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (h)   "Executive Officer" shall mean an officer of the Company who is an "executive officer" within the meaning of Rule 3b-7 promulgated under the Exchange Act.

          (i)    "Participant" shall mean an officer or employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein.

          (j)    "Performance Factors" shall mean the criteria and objectives, determined by the Administrator, used to measure the Performance Targets which must be met during the applicable Performance Period as a condition of the Participant's receipt of payment with respect to an Award. Performance Factors may include any or all of the following: revenue; net sales; operating income; earnings before all or any of interest, taxes, depreciation and/or amortization ("EBIT", "EBITA" or "EBITDA"); cash flow; working capital and components thereof; return on equity or average stockholders' equity; return on assets; market share; sales (net or gross) measured by product line, territory, customer(s), or other category; stock price; earnings per share; earnings from continuing operations; net worth; credit rating; levels of expense, cost or liability by category, operating unit or any other delineation; or any increase or decrease of one or more of the foregoing over a specified period. Such Performance Factors may relate to the performance of the Company, a business unit, product line, territory, or any combination thereof. With respect to Participants who are not Executive Officers, Performance Factors may also include such objective or subjective performance goals as the Administrator may, from time to time, establish. Subject to

  Section 5(b) and Section 6(b) hereof, the Administrator shall have the sole discretion to determine whether, or to what extent, Performance Factors are achieved.

          (k)   "Performance Period" shall mean the Company's fiscal year or such other period as may be specified by the Administrator.

          (l)    "Performance Target" shall mean the specific performance goals applicable to any Performance Factor specified by the Administrator that are established to determine the amount payable to a Participant as a condition of the Participant's receipt of payment with respect to an Award. Such performance goals may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable company or an index covering multiple companies, or otherwise as the Administrator may determine.

          (m)  "Plan" shall mean True Religion Apparel, Inc. Executive Cash Incentive Bonus Plan.

          (n)   "Publicly Held Corporation" shall mean a corporation issuing any class of equity securities required to be registered under Section 12 of the Exchange Act and shall have the meaning set forth in Section 162(m)(2) of the Code.

3.     Administration.

        The Plan shall be administered by the Administrator. The Administrator shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Factors and Performance Targets, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, or surrendered; to make adjustments in the Performance Targets in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Awards; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

        During any period that the Company is a Publicly Held Corporation, the Board shall delegate its authority to administer the Plan to a compensation committee. If the Board delegates its responsibility with respect to the administration of the Plan to a compensation committee thereof, the Administrator shall consist of two or more persons each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code. All decisions, determinations and interpretations of the Administrator shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).

        The Administrator and any members thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company's independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. The Administrator, any members of the compensation committee and any officer or employee of the Company acting at the direction or on behalf of the Administrator shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.     Eligibility.

        Awards may be granted to Participants in the sole discretion of the Administrator. In determining the persons to whom Awards shall be granted, the Performance Factors and Performance Targets relating to each Award, the Administrator shall take into account such factors as the Administrator shall deem relevant in connection with accomplishing the purposes of the Plan.

5.     Terms of Awards.

        Awards granted pursuant to the Plan shall be communicated to Participants in such form as the Administrator shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

          (a)   In General.    The Administrator shall specify with respect to a Performance Period the Performance Factors and the Performance Targets applicable to each Award. Performance Targets may include a level of performance below which no payment shall be made and levels of performance at which specified percentages of the Award shall be paid as well as a maximum level of performance above which no additional Award will be paid.

          (b)   Time and Form of Payment.    Unless otherwise determined by the Administrator, all payments in respect of Awards granted under this Plan shall be made, in cash, within a reasonable period after the end of the Performance Period, but in the case of Awards designed not to be deferred compensation within the meaning of Section 409A of the Code, not later than the latest date at which such Awards will still qualify for the exemption from Section 409A applicable to short-term deferrals. In the case of Participants who are Covered Employees, unless otherwise determined by the Administrator, such payments shall be made only in accordance with the requirements of Section 6 after achievement of the Performance Targets has been certified by the Administrator.

6.     Awards to Covered Employees.

          (a)   Additional Conditions.    If the Administrator determines at the time an Award is established for a Participant that the Company is a Publicly Held Corporation and such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Administrator shall provide that this Section 6 is applicable to such Award under such terms as the Administrator shall determine.

          (b)   Establishment of Performance Criteria and Performance Targets.    If an Award is subject to this Section 6, then the payment of cash pursuant thereto shall be subject to the Company achieving the applicable Performance Target for the applicable Performance Year set by the Administrator within the time prescribed by Section 162(m) of the Code or the regulations thereunder in order for the level to be considered "pre-established." Performance Factors and Performance Targets will be considered pre-established if they are adopted by the Administrator not later than the earlier of (i) 90 days after the commencement of the Performance Period and (ii) the time when 25 percent of the Performance Period has elapsed.

          (c)   Discretionary Adjustments.    The Administrator may, in its discretion, at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan, including to reduce the amount of such an Award at any time prior to payment based on such criteria as it shall determine, including but not limited to individual merit and the attainment of specified levels of one or any combination of the Performance Factors.

  Notwithstanding any contrary provision of this Plan, the Administrator may not adjust upwards the amount payable pursuant to any Award subject to this Section 6, nor may it waive the achievement of the Performance Target requirement contained in Section 6(b), except in the case of the death or disability of the Participant or a change in control of the Company.

          (d)   Certification.    Prior to the payment of any Award subject to this Section 6, the Administrator shall certify in writing that the Performance Target requirement applicable to such Award was met.

          (e)   Additional Restrictions.    The Administrator shall have the power to impose such other restrictions on Awards subject to this Section 6 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the regulations promulgated thereunder, and any successors thereto.

          (f)    Maximum Individual Bonus.    Notwithstanding any other provision hereof, no Covered Employee shall receive a payment attributable to an Award under the Plan for any one year in excess of $8 million dollars at the time the Award is established. The foregoing limit shall be subject to adjustments consistent with Section 6(g) in the event of acceleration or deferral.

          (g)   Express Authority (and Limitations on Authority) to Change Terms and Conditions of Awards; Acceleration or Deferral of Payment.    Without limiting the Administrator's authority under other provisions of the Plan, but subject to any express limitations of the Plan and compliance with Section 162(m), the Administrator shall have the authority to accelerate an Award that is designed not to be deferred compensation within the meaning of Section 409A of the Code (after the attainment of the applicable Performance Target(s)) and to waive restrictive conditions for an Award (including any forfeiture conditions, but not Performance Target(s)), in such circumstances as the Administrator deems appropriate. In the case of any acceleration of an Award after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody's Average Corporate Bond Yield for the month preceding the month in which such acceleration occurs (or such other rate of interest that is deemed to constitute a "reasonable rate of interest" for purposes of Section 162(m)). In addition, and notwithstanding anything elsewhere in the Plan to the contrary, the Administrator shall have the authority to provide under the terms of an Award that payment or vesting shall be accelerated upon the death or disability of a Participant, a change in control of the Company, or, after the attainment of the applicable Performance Target(s) upon termination of the Participant's employment without cause or as a constructive termination, as and in the manner provided by the Administrator, and subject to such provision not causing the Award or the Plan to fail to satisfy the requirements for performance-based compensation under Section 162(m) generally.

7.     General Provisions.

          (a)   Compliance with Legal Requirements.    The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

          (b)   Stockholder Approval.    No Award shall be paid under this Plan prior to the date that stockholders of the Company receive disclosure of and approve the material terms of the Performance Factors under the Plan. As and to the extent provided under Section 162(m) of the Code, the material terms of the Performance Factors under the Plan must be disclosed to and reapproved by the Company's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the Performance Factors under the Plan.

          (c)   Nontransferability.    Awards shall not be transferable by a Participant except upon the Participant's death following the end of the Performance Period but prior to the date payment is made, in which case the Award shall be payable to the Participant's designated beneficiary or, if no beneficiary has been designated, transferable by will or the laws of descent and distribution.

          (d)   No Right to Continued Employment.    Nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

          (e)   Withholding Taxes.    Where a Participant or other person is entitled to receive a payment pursuant to an Award hereunder, the Company shall have the right to withhold or otherwise require the Participant or such other person to pay to the Company the amount of any taxes that the Company may be required to withhold before delivery to such Participant or other person of such payment.

          (f)    Amendment, Termination and Duration of the Plan.    The Administrator may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company.

          (g)   Participant Rights.    No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

          (h)   Termination of Employment.    Unless otherwise provided by the Administrator in connection with specified terminations of employment, if a Participant's employment terminates for any reason prior to the end of a Performance Period prior to the payment of any Award for any reason other than death or disability, no Award shall be payable to such Participant for that Performance Period. A Participant whose termination is due to his or her death or disability shall be entitled to receive a pro rated Award based on the number of days he or she was employed by the Company during the applicable Performance Period, such Award to be paid to such Participant (or such Participant's beneficiary, in the case of such Participant's death) at the same time such Award would have been paid if such Participant remained employed.

          (i)    Unfunded Status of Awards.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

          (j)    Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

          (k)   Effective Date.    The Plan shall take effect upon its adoption by the Board for the fiscal year performance period beginning January 1, 2008; provided, however, that prior to the payment of any amount pursuant to any Award, the Plan shall be subject to the requisite approval of the stockholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, the Plan (and any Awards made pursuant to the Plan prior to the date of such approval) shall be null and void.

          (l)    Beneficiary.    A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant and an

  Award is payable to the Participant's beneficiary pursuant to Section 7(b), the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

          (m)  Interpretation.    The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply. Notwithstanding anything to the contrary in the Plan, the provisions of the plan may at any time be bifurcated by the Administrator in any manner so that certain provisions of the Plan or any Award intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to Covered Employees whose compensation is subject to Section 162(m).

          (n)   No Impairment of Rights.    The adoption or administration of the Plan is not intended, nor will it be interpreted, as having the effect of modifying, altering, adding or impairing any right that a Participant may have under a separate agreement entered into between the Company or any of its subsidiaries and such Participant.

8.     Execution.

        To record the adoption of the Plan by the Board on March 28, 2008, effective on such date, the Company has caused its authorized officer to execute the Plan as evidence of its adoption.

True Religion Apparel, Inc.
By:

ANNUAL MEETING OF STOCKHOLDERS OF

TRUE RELIGION APPAREL, INC.

October 2, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

20533000000000000000 4	100208

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS LISTED BELOW

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect directors to hold office until the 2009 annual meeting of stockholders or until their successors are elected.

NOMINEES:
☐	FOR ALL NOMINEES	☐ Jeffrey Lubell
☐ Joseph Coulombe
☐	WITHHOLD AUTHORITY	☐ G. Louis Graziadio, III
	FOR ALL NOMINEES	☐ Robert L. Harris, II
☐ Mark S. Maron
☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

	FOR	AGAINST	ABSTAIN
2. To approve the Executive Cash Incentive Bonus Plan.	☐	☐	☐

3. To ratify the appointment of Deloitte & Touche LLP as our Independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

THE UNDERSIGNED HERBY ACKNOWLEDGES RECEIPT OF (A) NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 2, 2008, (B) THE ACCOMPANYING PROXY STATEMENT AND (C) THE ANNUAL REPORT ON THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE FIVE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED ABOVE AND FOR PROPOSALS 2 AND 3.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FORM OF PROXY CARD

TRUE RELIGION APPAREL, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON OCTOBER 2, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter F. Collins and Michael F. Buckley, or either of them, each with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Stockholders of True Religion Apparel, Inc. to be held on Thursday, October 2, 2008 at 10:00 a.m. local time, and at any adjournment or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated on reverse.

(Continued and to be signed on the reverse side.)

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